SETTLEMENT AGREEMENT
                           AND MUTUAL GENERAL RELEASE
                           --------------------------

     This Settlement Agreement and mutual General Release (the "Agreement") is entered into on the 21st day of May, 2001, by, between, and among United States Telecommunications, Inc. ("UST"), Captive Administrators, Inc. ("Captive"), Triangle Management, Inc., a Nevada corporation, formerly known as Triangle Management Systems, Inc., ("Triangle"), Richard Pollara ("Pollara"), Julie, Graton ("Graton"), and Joseph Cillo ("Cillo"), collectively referred to as "the Parties."

     WHEREAS, on or about September 28, 2000, UST filed suit against Captive and Cillo (and other parties) in Hillsborough County, Florida in an action styled United States Telecommunications, Inc. v. Joseph P. Cillo, Richard Inzer,Joseph
--------------------------------------------------------------------------------
Thack,  Prime  Equities  Group,  Inc.,  Giri Holdings,  Ltd.,  Raymond Beam, and
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Captive  Administrators,  Inc.,  Case  No.:  00-007248,  Division  A  (the  "UST
-------------------------------
Lawsuit"), asserting a number of claims with respect to the issuance and sale of units of the Tel Com Companies (as defined in the UST Lawsuit) and UST securities.

     WHEREAS, on or about February 16, 2001, Cillo filed suit against UST, Bojar, John Doe a/k/a "Y", and Jane Doe a/k/a "Y" in HiIlsborough County, Florida in an action styled Joseph P. Cillo v. I United States
                                     -------------------------------------------
Telecommunications.  Inc.,  Alvin  Bojar,  John Doe a/k/a "Y" and Jane Doe a/k/a
--------------------------------------------------------------------------------
"Y", Case No. 01001407, Division E (the "Cillo Lawsuit"), alleging that UST, Bojar, and other unnamed defendants defamed Cillo.

     WHEREAS, the Parties desire finally to resolve and dispose of any and all claims by and between them.

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and representations contained in this document and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

     1. Contemporaneously with the execution of this Agreement, Cillo has caused to be delivered to UST 840,000 shares of UST common stock represented by UST Stock Certificate Number 2241 and 3,360,000 shares of UST preferred stock represented by UST Stock Certificate. Number 2241. Cillo warrants represents that to the best of his knowledge and belief, Joseph P. Cillo, is the owner of full authority to transfer them to UST. Cillo disavows any own hip interest in such shares. The effective date for the transfer of shares contemplated by paragraph 1 of this Agreement shall occur on that date selected, in the sole discretion of Richard Pollara and Sam Dean, provided however such transfer shall be deemed to be effective no later than December 30, 2001.

     2. Cillo and Triangle represent and warrant that Triangle owns 928,000 shares of UST stock. Contemporaneously with the execution of this Agreement, Triangle hereby agrees to transfer all of its interest in 645,000 shares to UST and has endorsed and delivered to UST a certificate for 645,000 shares of UST. The effective date of the transfer of shares contemplated by paragraph 2 of this Agreement shall occur on that date selected, in the sole discretion of Richard Pollara and Sam Dean; provided however such transfer shall be deemed to be effective no later than December 30, 2001. Triangle shall retain full ownership and control over the remaining 283,00O shares of UST stock. However, Triangle agrees not to sell or pledge or attempt to sell or pledge any of the remaining 283,000 shares until such time as the registration statement filed by UST with the United States Securities and Exchange Commission ("SEC") is declared effective, or November 18, 2002, whichever occurs first. Cillo and Triangle agree that, until such time as the registration statement filed by UST with the SEC is declared effective or November 18, 2002, whichever occurs first, they will not directly or indirectly solicit the sale of the remaining 283,000 shares held by Triangle.

     3. Cillo, Captive, and Triangle represent, warrant, and agree that they shall not, until such time as the registration statement filed by UST with the SEC is declared effective on November 13, 2002, whichever occurs first, directly or indirectly, participate in any fashion in the purchase or sale of shares of UST stock owned by any person or entity other than Triangle, including but not limited to acting as a broker, agent, or finder of or for any person or entity attempting to purchase or sell shares of UST stock. However, nothing in this paragraph shall prevent Cillo, Captive, or Triangle from acquiring any shares of UST stock.

     4. Notwithstanding the fact that the effective date of the foregoing transfers may take place after the date of this Agreement, the parties acknowledge and agree that this Agreement constitutes a final and binding settlement between the parties as of the date of this agreement.

     5. Contemporaneously herewith, Cillo has caused Joseph P. Cillo, Sr., and Ttriangle to execute the written consent,attached hereto as Exhibit "A", voting their stock in UST as set forth therein Joseph P. Cillo, Sr., and Triangle have also executed executed separate Affidavits and an Irrevocable Proxy granting Richard Pollara and Sam Dean the right to vote the 4,845,000 UST shares being transferred to UST, in the forms attached hereto as Composite Exhibit "B".

     6. The Parties hereto acknowledge and agree that the Affidavit of Current Owner of the UST stock issued to Giri and the Irrevocable Proxy delivered contemporaneously with the execution of this Agreement contain internal inconsistencies. Accordingly, Cillo agrees to produce, on or before May 25, 2001, a fully-executed Affidavit and fully-executed Irrevocable Proxy in the forms attached hereto as Composite Exhibit "B". The failure to provide same shall constitute a material breach of this Agreement.

     7. Contemporaneously with the execution of this Agreement, Captive shall execute and deliver to UST a recourse promissory note in the amount of $50,000. The note shall be due and payable one (1) year from the date hereof Triangle shall pledge 50,000 of its remaining 283,000 shares of UST stock to secure the note. The pledged shares shall be delivered to and held by Akerman, Senterfitt. Upon timely and full payment of the note, Akerman, Senterfitt shall deliver the pledged shares to Triangle or its assigns. Upon default under the note, Akerman, Senterfitt shall deliver the pledged shares to UST. If Akerman, Senterfitt is in doubt of its obligations hereunder, it shall have the right to file an interpleader action with respect to the pledged shares, and shall be entitled to recover its attorneys process fees and costs from either the pledged shares, Cillo, Captive or UST. Default by Captive under the promissory note shall not constitute a material breach of this Agreement by Captive, Cillo, or Triangle.

     8. Cillo, Captive, and Triangle represent, warrant, and agree that, effective immediately upon execution of this Agreement, they shall not, directly or indirectly:

                 (a) represent Cillo to be an employee or officer of UST;

                 (b) issue or cause to be issued what  purports  to be UST stock shares to alleged investors in UST;

                 (c) withdraw or dissipate UST funds;

                 (d) broadly disseminate  information to or otherwise contact or attempt to contact any shareholders of UST, except for the present management of UST, regarding or relating to the subject matter of the UST Lawsuit, the S-4

                     Registration Statement with the SEC, or the solicitation of any proxy to vote the shares of UST stock;

                 (e) interfere with the consideration  of UST's S-4 Registration
                     Statement  with the SEC;

                 (f) attempt to bind UST in business  transactions or contracts;
                     and/or

                 (g) make any  untrue  or defamatory  statement  regarding  UST;
                     provided, however, Captive and Triangle shall be entitled to any applicable privileges with respect to such statements. Cillo, Captive, and Triangle shall indemnify, defend, and hold UST harmless from all damages from any breach by Cillo, Captive, or Triangle respectively under this Paragraph.

     9. Neither UST, Pollara, Graton, or the officers, directors, employees, or agents of UST shall make any untrue or defamatory statements regarding Cillo, Captive, or Triangle; provided, however, UST, Pollara, Graton, and the officers, directors, employees, and agents of UST shall be entitled to any applicable privileges with respect to such statements.

     10. Effective immediately upon execution of this Agreement, Cillo agrees to provide UST and its attorneys with all information within his knowledge ralating to the involvement of individuals and entities in the planning and execution of the sale of units in the Tel Com Companies or shares of UST, including but not limited to any information within his knowledge relating to where the proceeds of any such sale of units in the Tel Com Companies or shares of UST were transferred or are presently located. Cillo further agrees to cooperate with UST and its lawyers in the prosecution of the UST Lawsuit and other related legal matters, including, if necessary, providing testimony at trial. Any expenses of copying or producing records shall be borne by UST.

     11. As part of his duty to cooperate with UST, Cillo shall upon complete execution of this Agreement, deliver to UST a list of topics on which he can testify (the "List of Cillo Topics") that may assist UST in the prosecution of the UST Lawsuit. Cillo represents and warrants that he has personal knowledge of the matters in the list and that all his testimony will be truthful.

     12. Also as part of his duty to cooperate with UST, Cillo shall, contemporaneously with the execution of this Agreement, have authority to release to UST certain documents that may assist UST in the prosecution of the UST Lawsuit and, through his counsel, shall immediately deliver such documents to UST. Cillo, Captive, and Triangle represent and warrant that they do not have possession, custody or control of any other documents belonging or relating to UST, Giri Holdings, Ltd., or the subject matter of the UST Lawsuit that have not previously been produced to UST's attorneys.

     13. Upon execution of this Agreement, UST shall cause its attorneys to promptly execute and file a Notice of Voluntary Dismissal with Prejudice of the UST Lawsuit as to Cillo and Captive.

     14. Upon execution of this Agreement, Cillo shall cause his attorneys to promptly execute and file a Notice of Voluntary Dismissal with Prejudice of the Cillo Lawsuit.

     15. The Parties hereto, for and on behalf of themselves and their successors and assigns, hereby release and discharge each other Party hereto and their attorneys from and against any and a11 actions, obligations, debts, losses in revenue, damages, costs, dues, claims, choses in action and demands of every kind or nature, known or unknown, which any party hereto had, now has or may have based on, arising out of, or relating to any act, omission, transaction, event or circumstance occurring on or before the date of this Agreement, including but not limited to those relating to or arising out of the claims asserted in the UST Lawsuit and the Cillo Lawsuit. In addition, Cillo releases UST from any claims relating to his employment agreement with UST.

     16. The release provisions of Paragraph 15, above, shall not be construed as an independent or separate covenant and the Parties hereto agree that those provisions constitute a material portion of the consideration exchanged as part of this Agreement.

     17. In addition to the release provisions of Paragraph 15, above, Cillo, Captive, and Triangle, for and on behalf of themselves and their successors and assigns, hereby release and discharge every individual serving as an officer, director, agent, or employee of UST as of the date of execution of this Agreement, from and against any and ell actions, obligations, debts, losses in revenue, damages, costs, dues, claims, choses in action and demands of every kind of nature, known or unknown, which Cillo, Captive and/or Triangle had, now has, or may have based on, or arising out of, or relating to any act, omission, transaction, event or circumstance occurring on or before the date of the Agreement, including but not limited to those relating to or arising out of the claims asserted in the UST Lawsuit and the Cillo Lawsuit.

     18. The Parties expressly warrant to each other that they have not previously assigned, transferred or conveyed the claims disposed of by this Agreement.

     19. his Agreement has been negotiated and drafted by counsel for the Parties and, therefore, it shall not be construed in favor of or against any of the Parties hereto.

     20. The Parties affirmatively state that no representation, promise, or agreement relating to this settlement, except for those expressed in this Agreement and the List of Cillo Topics, has been made to any of the Parties, and that this Agreement contains all o f the terms relating to this settlement, which are contractual in nature and not merely recitals, and may not be modified or changed, except in a writing signed by all Parties.

     21. This Agreement is entered into by the Parties to resolve disputed claims, and notwithstanding execution of this Agreement, the Parties deny liability of all asserted claims.

     22. This Agreement shall inure to the benefit of and shall bind each Party's successors and assigns.

     23. The Parties represent and warrant that each signatory of the Agreement is duly authorized to sign for the purpose and in the capacity in which she, he, or, it purports to sign.

     24. The Parties acknowledge that upon breach of this Agreement, no party hereto has an adequate remedy at law and therefore any Party not in breach shall be entitled to either enforce the Agreement by specific performance against any Party in breach or to rescind the Agreement.

     25. This Agreement shall be governed by and construed under the laws of the State of Florida. The Parties agree that the jurisdiction for the enforcement of this Agreement or the interpretation of its terms shall be in Hillsborough County, Florida. In such event, the prevailing party shall be entitled to an award of costs and attorney's fees, whether incurred at trial, on appeal, or in any bankruptcy proceeding.

     26. The Parties shall each bear their own costs and attorneys'fees incurred in connection with the UST Lawsuit, the Cillo Lawsuit or the preparation of this Agreement.

     27. The undersigned Parties agree that this document can be executed in counterparts, and will be as effective and binding as if executed as a whole.

     IN WITNESS WHEREOF, the Parties have execated this settlement Agreement and Mutual

Release this 21st of May, 2001

Signed and delivered                    United States
in the presence of:                     Telecommunications, Inc.

/s/ Leslie Joughin III                      By: /s/ Richard Pollara
---------------------------                     ---------------------
    Leslie Joughin III                              Richard Pollara

/s/ Mahlon H. Barlo                         As its    President
---------------------------                     ---------------------
    Mahlon H. Barlo


STATE OF __________________ )
COUNTY OF _________________ )



     The foregoing instrument was acknowledged before me this ____day of May, 2001, by ____________________, as _______________________of United States
Telecommunications, Inc., ________ who is personally known to me or ____________ who has produced __________________________ as identification (check one).



                                           _____________________________
                                           Print Name: ___________________
                                           Notary public, State of Florida
                                           My Commission Expires:

Signed and delivered
in the presence of:                     CAPTIVE ADMINISTRATORS, INC.

/s/ Leslie Joughin III                      By:    /s/  Joseph Cillo
---------------------------                        ---------------------
    Leslie Joughin III                               Joseph Cillo

/s/ Mahlon H. Barlo                         As its    President
---------------------------                        ---------------------
    Mahlon H. Barlo

STATE OF __________________ )
COUNTY OF _________________ )



     The foregoing instrument was acknowledged before me this ____day of May, 2001, by ____________________, as _______________________of United States
Telecommunications, Inc., ________ who is personally known to me or ____________ who has produced __________________________ as identification (check one).







Signed and delivered
in the presence of:                     TRIANGLE MANAGEMENT, INC.

/s/ Leslie Joughin III                   By:     /s/  Joseph Cillo
---------------------------                     ---------------------
    Leslie Joughin III                                Joseph Cillo

/s/ Mahlon H. Barlo                      As its    President
---------------------------                     ---------------------
    Mahlon H. Barlo


STATE OF __________________ )
COUNTY OF _________________ )



     The foregoing instrument was acknowledged before me this ____day of May, 2001, by ____________________, as _______________________of United States
Telecommunications, Inc., ________ who is personally known to me or ____________ who has produced __________________________ as identification (check one).



                                           _____________________________
                                           Print Name: ___________________
                                           Notary public, State of Florida
                                           My Commission Expires:

Signed and delivered
in the presence of:

/s/Leslie Joughin III                               /s/ Jospeh Cillo
---------------------------                     ----------------------------
   Leslie Joughin III                                   Joseph Cillo

/s/ Mahlon H. Barlo
---------------------------
    Mahlon H. Barlo

STATE OF __________________ )
COUNTY OF _________________ )



     The foregoing instrument was acknowledged before me this ____day of May, 2001, by ____________________, as _______________________of United States
Telecommunications, Inc., ________ who is personally known to me or ____________ who has produced __________________________- as identification (check one).



                                           _____________________________
                                           Print Name: ___________________
                                           Notary public, State of Florida
                                           My Commission Expires:








Signed and delivered
in the presence of:

/s/Leslie Joughin III                               /s/ Richard Pollara
---------------------------                     ----------------------------
   Leslie Joughin III                                   Richard Pollara

/s/ Mahlon H. Barlo
---------------------------
    Mahlon H. Barlo

STATE OF __________________ )
COUNTY OF _________________ )



     The foregoing instrument was acknowledged before me this ____day of May, 2001, by ____________________, as _______________________of United States
Telecommunications, Inc., ________ who is personally known to me or ____________ who has produced __________________________- as identification (check one).



                                           _____________________________
                                           Print Name: ___________________
                                           Notary public, State of Florida
                                           My Commission Expires:

Signed and delivered
in the presence of:

/s/Leslie Joughin III                               /s/ Julie Graton
---------------------------                     ----------------------------
   Leslie Joughin III                                   Julie Graton

/s/ Mahlon H. Barlo
---------------------------
    Mahlon H. Barlo

STATE OF __________________ )
COUNTY OF _________________ )



     The foregoing instrument was acknowledged before me this ____day of May, 2001, by ____________________, as _______________________of United States
Telecommunications, Inc., ________ who is personally known to me or ____________ who has produced __________________________- as identification (check one).



                                           _____________________________
                                           Print Name: ___________________
                                           Notary public, State of Florida
                                           My Commission Expires: